Exhibit 99.1

Epic Bancorp

851 Irwin Street

San Rafael, CA  94901

(415) 460-2760

For Immediate Release	Contact:	Kit Cole
kcole@epicbancorp.com
415-460-2760
Mark Garwood
mgarwood@tambank.com
415-454-1212

Tamalpais Bank Announces New Branch

To Be Opened in Corte Madera

Sixth Full Service Location in Marin County

San Rafael, CA—January 3, 2005—Tamalpais Bank today announced that it would be opening its sixth Marin County branch, located at 71 Casa Buena Drive in Corte Madera, in the summer of 2005.

The bank, a wholly owned subsidiary of Epic Bancorp (NASDAQ: EPIK), currently operates branches in Greenbrae, San Anselmo, Mill Valley, San Rafael and Terra Linda at the Northgate Shopping area.  Each branch provides a full range of services for individuals and businesses, including checking, savings and lending services as well as specialized private banking.

“We will be breaking ground in the next few weeks,” said Mark Garwood, President / CEO of Tamalpais Bank.  “Our business has grown steadily and we believe that this new branch will provide the services and convenience that our customers have come to expect.”

Recently recognized by the Marin Economic Commission (MEC) for its growth and economic contribution to the County, Tamalpais Bank has grown its employee base by 47 percent in the past two years.

 “We are equally proud,” said Kit Cole, Chairman / CEO of Epic Bancorp, “that the MEC also cited our community involvement in honoring us with the Business Achievement Award.  It is important to us that with our business success that we may remain active in such programs as the Heart of Marin, which we established and help underwrite.”

Garwood said the new 2500-square foot, state-of-the-art branch “is based on our signature design and includes an investment center, Internet café and kid’s zone.  It is designed to provide a comfortable atmosphere for our customers to conduct their personal and business banking.

“We will offer the same broad variety of services at the Corte Madera branch,” he said, “as we do at our other full-service locations.  This includes our Small Business Lending Division services.

Tamalpais Bank is the only bank headquartered in Marin County that is authorized to approve, fund and service guaranteed government loans under the SBA 7A program.”

About Tamalpais Bank in the Community

From its inception in 1991, Tamalpais Bank has made its commitment to the Marin County community a priority, establishing and continuing to underwrite the annual Heart of Marin program, recognizing outstanding contributions to the Marin non-profit community through its Community Outreach Program.

About Epic Bancorp

Epic Bancorp, based in San Rafael, CA, is the holding company of Tamalpais Bank, which operates five full-service banks in Marin County.  The Company had $402 million in assets and $243 million in deposits for the period ended September 30, 2004.  Shares of the Company’s common stock are traded on the NASDAQ Small Cap Market System under the symbol EPIK.  For additional information, please contact Ms. Cole at (415) 460-2760 or Mr. Garwood at (415) 454-1212.

This news release contains forward-looking statements with respect to the financial condition, results of operation and business of Epic Bancorp and its subsidiaries. These include, but are not limited to, statements that relate to or are dependent on estimates or assumptions relating to the prospects of loan growth, credit quality and certain operating efficiencies resulting from the operations of Tamalpais Bank. These forward-looking statements involve certain risks and uncertainties. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) competitive pressure among financial services companies increases significantly; (2) changes in the interest rate environment reduce interest margins; (3) general economic conditions, internationally, nationally or in the State of California are less favorable than expected; and (4) legislation or regulatory requirements or changes adversely affect the business in which the combined organization will be engaged;(5) other risks detailed in the Epic Bancorp filings with the Securities and Exchange Commission. When relying on forward-looking statements to make decisions with respect to Epic Bancorp, investors and others are cautioned to consider these and other risks and uncertainties.  Epic Bancorp disclaims any obligation to update any such factors or to publicly announce the results of any revisions to any of the forward-looking statements contained herein to reflect future events or developments.